Exhibit 3.204

CERTIFICATE OF INCORPORATION

OF

GTE Communications Network Systems Incorporated

* * * * *

1.          The name of the corporation is GTE Communications Network Systems Incorporated

2.          The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.          The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Thousand Dollars ($1,000.00).

5.          The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

K. L. Husfelt	100 West Tenth Street, Wilmington, Delaware 19801

B. A. Schuman	100 West Tenth Street, Wilmington, Delaware 19801

E. L. Kinsler	100 West Tenth Street, Wilmington, Delaware 19801

6.          The corporation is to have perpetual existence.

7.          In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8.          Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9.          The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or here-after prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 5th day of November, 1979.

/s/ K. L. Husfelt
K. L. Husfelt

/s/ B. A. Schuman
B. A. Schuman

/s/ E. L. Kinsler
E. L. Kinsler

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GTE Communications Network Systems Incorporated

GTE Communications Network Systems Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted the following resolution amending the Certificate of incorporation of said Corporation:

RESOLVED: That Article 1 of the Certificate of incorporation of this Corporation be amended so as to read in its entirety as follows:

“1.	The name of the corporation is and shall be GTE Telenet Incorporated.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware,

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said GTE Communications Network Systems Incorporated, has caused this certificate to be signed by Roger P. Vallo, its President, and attested by Joel P. Mellis, its Secretary, this   23rd  day of February, 1981.

GTE Communications Network Systems Incorporated

By	/s/ Roger P. Vallo
Roger P. Vallo
President

ATTEST:

By	/s/ Joel P. Mellis
Joel P. Mellis
Secretary

CERTIFICATE OF AMENDMENT
 TO
CERTIFICATE OF INCORPORATION

GTE TELENET INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation by Unanimous Written Consent dated June 20, 1986, did declare and adopt the following amendment to the Corporation’s Certificate of Incorporation:

“RESOLVED: That Article 1 of the Corporation’s Certificate of Incorporation be amended to change the Corporation’s name to TELENET INCORPORATED.”

SECOND: That the Sole Stockholder of the Corporation, by Unanimous Written Consent dated June 23, 1986, did approve and adopt the foregoing resolution.

THIRD: That the foregoing resolution was duly adopted in accordance with the4rovisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned President and Assistant Secretary, and its seal to be affixed hereto, this 25th day of June, 1986.

GTE TELENET INCORPORATED

/s/
President

Attest:

/s/ Jack Greenberg
Assistant Secretary

[SEAL]

CERTIFICATE OF CHANGE OP LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.	The name of the corporation (hereinafter called the “corporation”) is

TELENET INCORPORATED

2.	The registered office of the corporation within the State of Delaware is hereby changed to 22 South State Street, City of Dover 19901, County of Kent.

3.
The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The corporation has authorized the changes hereinbefore set forth by resolution of its board of Directors.

Signed on August 1, 1988.

/s/ Jack Greenberg
Jack Greenberg, Vice-President

Attest:

/s/ Cynthia R. Perkinson
Cynthia R. Perkinson, Asst. Secretary

CERTIFICATE OF AMENDMENT
 TO
 CERTIFICATE OF INCORPORATION

TELENET INCORPORATED, a corporation duly organized and existing under the laws of the state of Delaware (the “Corporation”) hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation by Unanimous Written Consent dated December 19, 1989, did declare and adopt the following amendment to the Corporation’s Certificate of Incorporation:

“RESOLVED, that Article 1 of the Corporation’s Certificate of Incorporation be amended to change the Corporation’s name to Sprint International Incorporated.”

SECOND: That the Sole Shareholder of the Corporation, by Unanimous Written Consent dated December 19, 1989, did approve and adopt the foregoing resolution.

THIRD: That the foregoing resolution was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has cause this Certificate of Amendment to be executed by the undersigned Vice President and Assistant Secretary, and its seal to be affixed hereto, this   29th  , day of December, 1989.

TELENET INCORPORATED

/s/ Jack Greenberg
Vice-President

Attest:

/s/ Cynthia Perkinson
Assistant Secretary